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                                                                  Exhibit 10.25


                                            NextLevel Systems, Inc.
                                            Broadband Networks Group
                                            2200 Byberry Road
                                            Hatboro, Pennsylvania 19040
                                            Tel 215-674-4800 /800-523-6678
                                            www.nlvl.com

November 14,1997

Worldgate Communications, Inc.
3220 Tillman Drive
Suite 300
Bensalem, PA 19020

Gentlemen:

This letter outlines our current understanding regarding the terms and conditions under which NextLevel Systems, Inc. ("NLS") and Worldgate Communications, Inc. ("Worldgate") will develop, manufacture, market and sell the hardware and software necessary to enable Worldgate's television-based internet access application (the "Worldgate Application") to operate on NLS's CFT2200 advanced analog settops.

A. NLS agrees that the initial deployment and marketing of the Worldgate Application in North America will be substantially and exclusively (unless otherwise agreed between the parties) on the following terms and conditions:

         1. Worldgate will design and develop a hardware and embedded software add-on module ("Worldgate Add-On Module") to be integrated with NLS's existing Feature Expansion Modules ("FEM") contained within NLS's current CFT2200 settop terminal, according to the terms and conditions contained in the Certification Agreement attached hereto as Exhibit A (the "Certification Agreement").

         2. Prior to any marketing or selling of the Worldgate Add-On Module and the Worldgate Application as certified by NLS, the Worldgate Add-On Module and Worldgate Application must be certified in accordance with the requirements of the Certification Agreement. Prior to such certification, Worldgate shall market and sell the Worldgate Application and the Worldgate Add-On Module only as "pending certification." NextLevel will not provide any support relating to uncertified Worldgate products.

         3. After certification, Worldgate will market and sell the Worldgate Add-On Module and the Worldgate Application separately from NLS's CFT2200 settop terminal and will not quote any prices to a customer concerning any NLS products, including without limitation CFT2200 settop terminals equipped with FEMs. All pricing for such NLS products shall be quoted exclusively by NLS. All pricing for Worldgate products shall be quoted exclusively by Worldgate and may include passing-on of any FEM


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                  exclusively by NLS. All pricing for Worldgate products shall be quoted exclusively by Worldgate and may include passing-on of any FEM reimbursement costs to the customer. Worldgate and NLS will also enter into a joint marketing agreement on terms and conditions acceptable to both parties in connection with the marketing and sale of their respective products as described in this Section A.

         4. In connection with Worldgate's marketing and sale of the Worldgate Module and the Worldgate Application, Worldgate will be exclusively responsible for all overhead, costs and expenses associated with (i) the anufacture of the Worldgate Add-On Module (ii) the delivery of the Worldgate Add-On Module to NLS's designated factory (iii) the download of all software required to enable the Worldgate Application to operate on NLS's FEM and CFn200 settop, including the cost of incorporating any Worldgate software in NLS's mono-file downloads for CFT'2200 settops and (iv) all headend and other equipment and software specific to the Worldgate Application and service.

         5. Worldgate will pay NILS an assembly and logistics fee to be mutually agreed upon between the parties, to cover the cost of having NLS install each Worldgate Add-On Module in NLS's FEM at NLS's factory or other NLS designated facility.

         6. For NLS customers desiring NLS's digital audio and third party application functionality, NLS will sell CFT2200 settops equipped with the Worldgate Add-On Module at no incremental increase in price over the standard prices charged for CFT2200 settop terminals equipped with FEMs containing such functionality. For NLS customers electing not to purchase digital audio or third party application functionality, NLS will sell the customer CFT2200 settops with an FEM (with functionality disabled) at no incremental increase in price over the standard prices charged for base CFT2200 settop terminals; however, for this implementation Worldgate will reimburse NLS for the difference between the price of the CFT2200 base settop and the price of the CFT2200 settop with a fully functional FEM. NLS will sell CFT2200 settops equipped with the Worldgate Add-On Module only to cable system which have been authorized by Worldgate to purchase such equipment.

         7. Worldgate will separately warrant the Worldgate Application and the Worldgate Add-On Module to NLS customers and shall be responsible for all warranty claims related to such equipment and service. Worldgate shall indemnify NLS for all liability, costs, damages and expenses associated with breach of any warranty related to the Worldgate Add-On Module and the Worldgate Application. In addition, Worldgate will indemnify NLS against all liability, costs, damages and expenses incurred by NLS which are caused by or associated with failures of the Worldgate Add-On Module and/or the Worldgate Application, including all liability,
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                  costs, damages and expenses associated with late delivery
                  penalties and retrieval costs, as well as all penalties associated with out-of-box failure, field failure and system failure of CFT2200 settop terminals equipped with the Worldgate Add-On Module. NLS will indemnify Worldgate against all liability, costs, damages and expenses incurred by Worldgate as a result of breach of warranty claims relating to the Worldgate Application and/or the Worldgate Add-On Module,-but only to the extent that such liability, costs, damages and expenses are caused by NLS.

         8. Worldgate will authorize NLS technicians to service, repair and/or replace defective Worldgate Add-On Modules and will provide all documentation and training of NLS technicians necessary for such technicians to carry out such responsibilities, all at Worldgate's sole cost and expense. Such documentation and training shall include documentation and training relating to network and system equipment and software required in order for the Worldgate Application to operate on cable systems.

         9. Worldgate will indemnify NLS and its customers from any and all intellectual property infringement claims related to the design, development, marketing, sale and use of the Worldgate Application and the Worldgate Add-On Module, to the extent that Worldgate is partially or wholly responsible for such infringement claims. Worldgate agrees for itself and for its successors and assigns (the "Releasing Party"), that the Releasing Party shall not assert at any time against NLS, its successors and assigns (the "Released Party"), nor permit or allow any other person, firm or entity to assert against the Released Party any patent in which the Releasing Party now or in the future owns any right, title or interest, or otherwise controls, for any infringement of such patent or patent interest as a result of the past, present or future design, development, manufacture, marketing, sale and/or use of third party products which are integrated in and\or certified to run on any NLS products and which offer, in whole or in part, the same or similar functionality as the Worldgate Application and the Worldgate Add-On Module. This clause shall not be interpreted to mean that Worldgate shall be limited in seeking any remedy it might have against any third party or to limit Worldgate's right to enforce an injunction or other judgment against such third party. This clause also does not apply to any allegation by Worldgate of direct patent infringement solely undertaken by NLS through its employees or contractors.

         10. NLS shall not be responsible or liable to Worldgate for any delay or failure to integrate or certify the Worldgate Application or the Worldgate Add-On Module to operate on any NLS advanced analog settop terminal.

         11. Worldgate will support the implementation of the Worldgate Application described in Section A of this letter agreement for so long as NLS's customers desire to continue purchasing the Section A implementation. In



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                  addition, if the implementation described in Section B becomes commercially available, Worldgate will continue to market, sell and support the implementation described in Section A and shall upgrade (to the extent required by the marketplace) the Section A implementation to provide any additional functionality provided in the Section B implementation. Worldgate will be solely responsible for the cost of any upgrade (but not retrofit) of the Section A implementation of the Worldgate Application in order to comply with the requirements of the preceding sentence.

         B. ADDITIONAL WORLDGATE MODULES. The parties may mutually agree after further discussion and evaluation, that Worldgate would design and develop the internal modules described in Section B. I hereof for NLS's CFT2200 which would replace the NLS FEM and which would also contain (i) the hardware and software necessary for NLS's digital audio functionality, including the Music Choice Service, home theater and digital audio security, and (ii) support for all 3rd party applications designated by NLS, including Wink enhance broadcasting, CableSoft virtual channels and interactive electronic program guides (hereinafter, "3rd Party Applications"), according to the timetables described in Section B.1 (collectively, the "Additional Worldgate Modules"). Such functionality shall be backward compatible with the implementation described in Section A and shall have the same quality and functionality as currently available on CFT2200 settops equipped with FEMs. In such an event, the design, development, marketing, manufacture and sale of the Additional Worldgate Modules in North America would be accomplished substantially and exclusively (unless otherwise agreed between the parties) on the following terms and conditions:

         1. Worldgate will be responsible for designing and developing the Additional Worldgate Modules according to NLS's specifications, to be certified (as described in Section BA hereof) and available for sale to NLS's customers by the dates indicated:

                       a.   Worldgate Only module              4/15/98
                       b.   Worldgate with Digital Audio       7/15/98
                       c.   Worldgate/3rd Party Applications  10/15/98

                  The above dates are based on NLS providing the level of support described in Section B.3 hereof.

         2. If necessary, NLS would license any necessary intellectual property to Worldgate (to the extent NLS has the right to do so) in order to permit Worldgate to incorporate the Music Choice Service and other NLS proprietary digital audio functionality on the Additional Worldgate Modules. Such license would be limited exclusively for the purpose of designing, developing, marketing and selling the Additional Worldgate Modules exclusively for use in NLS's CFT2200 settops, with no right to sublicense or to use such intellectual property for any other purpose. All intellectual property resulting from the design, development and



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                  integration of NLS's digital audio functionality with the
                  Additional Worldgate Modules, including any modifications or improvements thereof (whether created jointly, or by either Worldgate or NLS separately) would be owned exclusively by NLS.

         3. To facilitate the design of the Additional Worldgate Modules, NLS will make available to Worldgat6, free of charge, the following technical support on a dedicated basis,one regularly scheduled day per week, for a period of 3 months from the date of this letter:

                                    - One (1) hardware engineer
                                    - One (1) firmware engineer

                  Additional NLS resources can be made available, if necessary, on a time & material basis, with a minimum per-day fee of $2,000. All technical support will either be telephonic or will be provided at NLS's designated facility.

         4. Prior to marketing and distribution of any of the Additional Worldgate Modules and the Worldgate Application as "certified", (i) such hardware and software must be certified to operate on NLS's CFT2200 settop in a manner similar to the certification process outlined in the Certification Agreement attached as Exhibit A hereto, subject to the payment of fees by Worldgate to NLS as mutually agreed upon between the parties, (ii) prior to such certification, any such hardware and software will be marketed only as "pending certification", and (iii) Worldgate and NLS will only advise customers that Worldgate and NLS are working together to provide the Worldgate Application with an NLS CFT2200 base settop (without the functionality currently available through the FEM), which Worldgate anticipates will provide the features and functionality currently available on CFT2200 settops equipped with FEMs, by providing such features and functionality through the Additional Worldgate Module and the Worldgate Application. Except for the intellectual property rights described in Section B.2 (which will be governed by the terms of a separate license agreement consistent with the terms of Section B.2), all intellectual property rights arising out of the design and development of the Additional Worldgate Modules will be handled in a manner consistent with the Certification Agreement. NextLevel will not provide any support for uncertified Worldgate products.

         5. After certification, the applicable Additional Worldgate Modules and the Worldgate Application would be manufactured, marketed and sold substantially as described in item nos. A.2 through A.9, above as if the applicable Worldgate Modules were the "Worldgate Add-On Module" described in Section A, except that in connection with marketing and selling the Additional Worldgate Modules with NLS's CFT2200 settops (i) NLS will market and sell to its customers a base CFT2200 (without



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                  FEM) at no incremental increase in price over the price of
                  NLS's base CFT-2200 (without FEM), (ii) Worldgate will separately market and sell the applicable Additional Worldgate Modules to NLS customers and (iii) if NLS's CFT2200 settop is delivered to a customer without an FEM, Worldgate shall not be required to reimburse NLS for the cost of the FEM.

         6. NLS shall not be responsible or liable to Worldgate for any delay or failure to integrate or certify the Worldgate Application or any of the Additional Worldgate Modules to operate on any NLS advanced analog settop terminal.

C. The parties may enter into Definitive Agreements, as may be necessary, consistent with the terms and conditions described above.

D. Each party agrees not to disclose the terms of this letter or the activities described herein to any third party without the other's written consent.

E. Either party may, in its sole discretion, terminate its obligations under this letter at any time without and further liability to the other party, in the event that such party decides that the integration of the Worldgate Application with NextLevel's CFT2200 is not economically feasible or is not in such party's best interest. Notwithstanding the foregoing, the obligations contained in sections A.2 and BA shall continue after any termination.

F. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, IN NO EVENT SHALL EITHER NEXTLEVEL OR WORLDGATE BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS LETTER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION SHALL APPLY EVEN IF SUCH PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN. NOTWITHSTANDING THE FOREGOING, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS OR LOSS OF DATA OCCURRING AS A RESULT OF THE ACTIVITIES DESCRIBED HEREIN.

G. The relationship of the parties established by this letter is that of independent contractors, and nothing contained in this letter shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on


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behalf of the other party for any purpose whatsoever. This letter does not create any exclusivity.

If you are in agreement with the foregoing, please execute a copy of this letter and return it to the undersigned at your earliest convenience.

                                            NEXTLEVEL SYSTEMS, INC.,
                                            Broadband Networks Group


                                            By:  /s/ Daniel M. Moloney
                                               --------------------------
                                            Name:  Daniel M. Moloney
                                                 ------------------------
                                            Title:  VP/GM ANS
                                                  -----------------------

Agreed:

WORLDGATE COMMUNICATIONS, INC.

By:  /s/ David S. Wachob
   -----------------------------
Name:  David S. Wachob

     ---------------------------
Title:  VP/GM
      --------------------------



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